Exhibit 10.1

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

of

SILVERCREST L.P.

i

(continued)

ii

(continued)

iii

Page
EXHIBITS

Exhibit A - Exchange Agreement
Exhibit B - Registration Rights Agreement

SCHEDULES

Schedule 3.1 - List of Partners

i

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT is executed as of November 13, 2012 by and among (i) Silvercrest L.P., a Delaware limited partnership (the “Partnership”), (ii) Silvercrest Asset Management Group Inc., a Delaware corporation, for all periods from and after the Effective Time and Silvercrest GP LLC, a Delaware limited liability company, for all periods prior to the Effective Time (the “General Partner”) and (iii) the Partners executing or adopting this Agreement as Partners.

BACKGROUND

A. The Partnership was formed as a limited partnership under the Act pursuant to a Certificate of Formation dated as of December 10, 2008 (the “Certificate”);

B. From January 1, 2009 until April 15, 2009, the Partnership was governed by a Limited Partnership Agreement dated as of January 1, 2009 (the “Original Partnership Agreement”);

C. From April 15, 2009 to the Effective Time (as defined below), the Partnership was governed by an Amended and Restated Limited Partnership Agreement dated as of April 15, 2009 (the “First Restated Partnership Agreement”).

D. Immediately prior to the Effective Time, Silvercrest GP LLC transferred its rights as general partner of the Partnership to Silvercrest Asset Management Group Inc.

E. The Partnership, the General Partner and the Partners desire to amend and restate the Partnership’s First Restated Partnership Agreement, with such provisions to have effect as of the time that is immediately prior to the closing of the consummation of the initial public offering of the Class A Shares (the “Effective Time”); and

F. To effectuate their intentions, the parties now desire to set forth their agreements with respect to the Partnership pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend and restate the First Restated Partnership Agreement in its entirety as follows:

SECTION 1. DEFINITIONS. For purposes of this Agreement:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, except that it shall not include any provision thereof adopted after the Effective Time that, by its terms, would apply to the Partnership only if this Agreement did not contain a provision to the contrary, unless the application of such statutory provision is approved by the General Partner.

“Additional Capital Contributions” means, with respect to any Partner, any Capital Contributions to the Partnership made by such Partner pursuant to Section 3.3.1.

“Additional Partner” means any Person admitted as a Partner (including a Person admitted as a partner pursuant to Section 8 hereof after the Effective Time) other than the General Partner.

“Adjusted Capital Account” of a Partner means the Partner’s Capital Account adjusted to take into account such Partner’s share of Partnership Minimum Gain and Minimum Gain Attributable to Partner Nonrecourse Debt.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of any relevant fiscal year or other period, determined after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Net Income” means, for each fiscal year of the Partnership, an amount equal to the Partnership’s Net Income for such fiscal year, computed without regard to the subsections (c), (d) and (e) of the definition of “Net Income” or the penultimate sentence of such definition, provided if the Adjusted Net Income for such fiscal year is a negative number (i.e., the Partnership has a Net Loss), then the Adjusted Net Income for that fiscal year shall be treated as if it was zero.

“Adjusted Net Loss” means, for each fiscal year of the Partnership, an amount equal to the Partnership’s Net Loss for such fiscal year, computed for this purpose taking into account only those items mentioned in subsection (c), (d) and (e) of the definition of “Net Income” and the penultimate sentence of such definition.

“Affiliate” means, (i) as to any Person who is an individual, the Immediate Family of such Person and trusts, limited partnerships or other entities for the exclusive benefit of such Person or such Immediate Family and any entity (other than the Partnership or its Affiliates) that, directly or indirectly, through one or more intermediaries is controlled by or is under common control with such Person, the Immediate Family of such Person, or trusts, limited partnerships or other entities for the exclusive benefit of such Person or such Immediate Family, and (ii) as to any Person which is not an individual, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person.

For the avoidance of doubt, the Partnership’s Affiliates shall include its Control Affiliates. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Partnership Agreement, as it may be further amended, modified, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Units have been Transferred in a manner permitted under this Agreement, but who has not become a Partner.

“Bonus” means, with respect to any Class B Partner, the amount determined by the General Partner to be distributed as bonus compensation to such Partner with respect to a calendar year.

“Capital Account” means, with respect to any Partner, the capital account of such Partner established and maintained pursuant to Section 3.4.

“Capital Contribution” means, with respect to any Partner, the aggregate amount of money, and the initial Gross Asset Value of any property or asset contributed to the Partnership by such Partner, net of liabilities assumed by the Partnership in connection with such contribution or as to which such property or asset is subject when contributed. In the case of a Partner that acquires an Interest in the Partnership by virtue of an assignment or Transfer in accordance with the terms of this Agreement, “Capital Contribution” includes the pro rata Capital Contribution of such Partner’s predecessor to an extent proportionate to the acquired Interest.

“Cause” means (i) a material breach by any Person of his/her obligations to the Partnership or its Affiliates under this Agreement, such Person’s employment agreement or any other written agreement such Person may have with the Partnership or its Affiliates, if any; (ii) such Person’s willful and continued failure or refusal to perform satisfactorily any duties reasonably required in the course of his/her employment by the Partnership’s Affiliates (other than a failure resulting from such Person’s Disability); (iii) such Person’s material violation of any policy of the Partnership or its Affiliates; (iv) the commission by such Person of a felony or serious criminal offence; (v) any material violation not readily remedied by such Person of federal or state securities laws or regulations; (vi) the perpetration by such Person of a dishonest act or common law fraud against the Partnership or its Affiliates or any customer or any Client of the Partnership or its Affiliates; or (vii) such Person’s willfully engaging in conduct which is materially injurious to the Partnership or its Affiliates or to any customer or Client of the Partnership or its Affiliates as determined in good faith by the General Partner.

“Class A Closing Share Price” means with respect to the Class A Shares, on any given date: (i) if the Class A Shares are listed on the Nasdaq Stock Market, the closing sale price per share of the Class A Shares on the Nasdaq Stock Market on that date (or, if no closing price is reported, the last reported sale price), (ii) if the Class A Shares are not listed for trading on the Nasdaq Stock Market, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Exchange Act, on which the Class A Shares are listed, (iii) if the Class A Shares are not so listed on a national securities exchange, the last quoted bid price for the Class A Shares on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or (iv) if the Class A Shares are no so quoted by Pink Sheets LLC or a similar organization such value as the Board, in its sole discretion, shall determine in good faith.

“Class A Shares” means the shares of Class A common stock, par value $.01 per share, of the General Partner.

“Class A Units” means those Units in the Partnership held by the General Partner.

“Class B Percentage Interest” means as to each Class B Partner at any time, its Interest in the Class B Units as determined by dividing the Class B Units owned by such Class B Partner at such time by the aggregate number of Class B Units then outstanding.

“Class B Partners” means any Partner who is a holder of record of Class B Units.

“Class B Shares” means the shares of Class B common stock, par value $.01 per share, of the General Partner.

“Class B Stockholders Agreement” means the Class B Stockholders Agreement, dated as of the date hereof, by and among the General Partner and the holders of Class B Shares, as amended or modified from time to time.

“Class B Units” means those Units in the Partnership held by the Partners (other than the General Partner).

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code which replace or supersede the sections in effect at the time of execution of this Agreement and are applicable to the transaction or event in question.

“Control Affiliate” means any Person for which the Partnership serves as general partner, investment manager or in a similar capacity.

“Covered Person” means a Partner, any Affiliate of a Partner, or any officers, directors, members of the Executive Committee, stockholders, partners or members of a Partner or its respective Affiliates.

“Delaware Secretary of State” means the Secretary of State of the State of Delaware.

“Depreciation” means, with respect to any asset of the Partnership for any fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset at any time, Depreciation shall thereafter mean “book” depreciation, cost recovery or amortization as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

“Disability” shall mean the inability of any Partner who is also an employee of one of the Partnership’s Affiliates to perform the usual and customary services which he or she is required to perform for the Partnership or such Affiliate for a period of four (4) consecutive months or eight (8) months in any twelve (12) month period, other than for any reason included in the definition of Cause.

“Distributable Cash Flow” means, for any period, EBITDA, minus amounts paid for interest and taxes, as reduced by any increase in and increased by any decrease in cash reserves as determined by the General Partner; provided, however, that Distributable Cash Flow shall be limited to the amount permitted to be distributed under applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets or property is subject.

“Dollars” or “$” means the lawful currency of the United States of America.

“Draw” means, with respect to any Partner, the amount determined by the General Partner to be distributed as base compensation to such Partner with respect to a calendar year. Draws shall be treated as guaranteed payments to Partners within the meaning of Section 707(c) of the Code.

“EBITDA” means, for any period, the Net Income, if any, of the Partnership determined without deductions and/or provision for interest, income taxes, depreciation and amortization, and without regard to clause (e) of the definition of Net Income or the penultimate sentence of such definition, all as determined by the General Partner or upon demand by an interested party by an independent accountant.

“Effective Tax Rate” for any fiscal period means the sum of the highest marginal income tax rates for such period for federal and New York State tax purposes with respect to an individual, taking into account the type of income (i.e., ordinary income or capital gains) in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and between the General Partner and the Persons who, on or following such date, may become parties to such agreement in the form attached hereto as Exhibit A.

“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied so as to properly reflect the financial condition, and the results of operations and cash flows, of the Partnership.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset (other than cash) contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution as reasonably determined by the General Partner;

(b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

(i) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for an Interest;

(ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of an Interest;

(iii) immediately prior to the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

(iv) immediately prior to the admission of an Additional Partner and in connection with the grant of an Interest in the Partnership (other than a de minimis Interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity in anticipation of being a Partner.

(c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the General Partner as of the date of distribution; and

(d) the Gross Asset Value of any Partnership asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Sections 732(d), 734(b) or 743(b) of the Code, but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and subsection (e) of the definition of Net Income; provided, however, that the Gross Asset Value shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, the Gross Asset Value of an asset shall be adjusted by any Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require a corresponding adjustment to the Partner’s Capital Accounts.

“Immediate Family” means, with respect to any individual, such individual’s ancestors, descendants (including ancestors and descendants by lawful adoption) and spouse and, in the case of accounts of G. Moffett Cochran, shall include in-laws.

“Initial Capital Account” means, as to each of the Partners admitted prior to the Effective Time, the amount recorded on the Partnership’s books as the value of such Person’s Capital Account as of such date; and as to each Partner admitted to the Partnership after the Effective Time, the amount recorded on the Partnership’s books as such Person’s Initial Capital Account at the time such Person is admitted to the Partnership.

“Interest” means a Partner’s share, if any, of the capital, Net Income and Net Loss of, and the right to receive distributions from, the Partnership.

“Involuntary Transfer” means any Transfer pursuant to judicial proceedings, attachment, levy, lien upon, assignment for the benefit of creditors or Transfer by operation of law and any assumption of possession whether in fact or in law by any receiver, trustee, conservator or other fiduciary appointed by any court or government agency, if such attachment, levy, lien or assumption of possession shall not be absolutely removed or dissolved within one hundred and twenty (120) days after the same occurred.

“Limited Partner” means all Partners other than the General Partner.

“Minimum Cash Requirements” means, as of a particular time, the amount determined from time to time by the General Partner to meet the needs of the Partnership’s business.

“Minimum Gain Attributable to Partner Nonrecourse Debt” means “partner nonrecourse debt minimum gain” as determined in accordance with Section 1.704-2(i)(2) of the Regulations.

“Net Income” or “Net Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s income or loss for such year or period as determined for federal income tax purposes, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of Partnership Interests and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss. For the avoidance of doubt, Partners’ Draws shall be treated as an item of expense in the determination of Net Income or Net Loss.

If an item of income, gain, loss or deduction has been allocated pursuant to the special allocation rules in Sections 4.3.3 or 4.4, Net Income or Net Loss shall be computed without regard to such item. Rules analogous to the foregoing shall be utilized in determining items of income, gain, loss or deduction that are subject to special allocation rules.

“Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

“Partner” means one or more of the General Partner, MC or the Partners, but does not include any Person who has ceased to be a Partner of the Partnership.

“Partnership” means Silvercrest L.P., a Delaware limited partnership.

“Partnership Lift-Out” means the acquisition by the Partnership or any of its Subsidiaries of assets under management associated with hiring a team or an employee.

“Partnership Minimum Gain” shall mean “partnership minimum gain” as defined in Section 1.704-2(b)(2) of the Regulations.

“Partner Nonrecourse Deductions” means “partner nonrecourse deductions” as defined in Section 1.704-2(i)(2) of the Regulations.

“Partnership Interest” means the Interest of a Partner in the Partnership representing a fractional part of the Interests of all Partners and includes any and all benefits to which the Partner may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of Class A Units or Class B Units.

“Percentage Interest” means, as to each Partner at any time, its Interest in the Units as determined by dividing the number of Units owned by such Partner at such time by the aggregate number of Units then outstanding.

“Permitted Charitable Institution” means an organization formed for the purpose of producing goods and services whose status does not permit them to be a source of income, profit or other financial gain for the units that establish, control or finance them and exempted from certain taxation pursuant to Section 501(c)(3) of the Code.

“Person” means and includes an individual and any legal entity including a corporation, partnership, association, limited liability company, joint stock company, trust or estate.

“Registration Rights Agreement” means the Resale and Registration Rights Agreement, dated as of the date hereof, by and between the General Partner and the Persons who, on or following such date, may become parties to such agreement attached hereto as Exhibit B.

“Regulations” or “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time. All references to specific sections of the Regulations shall be deemed to include any provisions of the Regulations which replace or supersede the sections in effect at the Effective Time and are applicable to the transaction or event in question.

“Restricted Period” means, with respect to a Partner (or its Affiliates or Permitted Transferees), the period beginning on the date of termination of employment of such Partner with the Partnership or any Affiliate of the Partnership and ending on the 18-month anniversary thereof.

“Retirement” shall mean the termination of employment of an employee of the Partnership or an Affiliate of the Partnership after either (i) such employee has reached the age of 65 or (ii) such employee has achieved 20 continuous years of service with the Partnership or its Subsidiaries (but not including any years of service with a predecessor entity, other than the Partnership or another Subsidiary of the Partnership that was a Subsidiary of the Partnership prior to such termination of employment but only for such period of time when such entity was a Subsidiary of the Partnership).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Specified Permitted Transferee” means, with respect to a particular Partner, (i) such Partner’s spouse, children (including legally adopted children and stepchildren), spouses of children or grandchildren or spouses of grandchildren; (ii) a trust for the benefit of such Partner and/or any of the Persons described in clause (i); or (iii) a limited partnership or limited liability company whose sole partners or members, as the case may be, are such Partner and/or any of the Persons described in clause (i) or clause (ii); provided, that in any of clauses (i), (ii) or (iii), such Partner retains exclusive power to exercise all rights under this Agreement.

“Subsidiary” means, when used with reference to an entity, any corporation or other entity, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity, and when used without reference to an entity, shall mean a Subsidiary with reference to the Partnership.

“Tax” and “Taxes” means any federal, state, local, foreign (including possessions or territories of the United States) or other tax (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable by the Partnership pursuant to an agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, any liability for taxes of any predecessor or affiliated Person and shall include all additions to tax, interest, penalties and fines with respect thereto.

“Transfer” means a sale, gift, pledge, assignment, mortgage, alienation, hypothecation or other encumbrance or disposition in any manner of a like or unlike nature and shall include an Involuntary Transfer. The terms “Transferee” and “Transferor” when used in this Agreement shall mean the Person to whom or by whom, respectively, a Transfer is made or purported to be made.

“Unit(s)” shall mean the Class A Units and the Class B Units (whether or not vested).

“2012 Plan” means the Silvercrest Asset Management Group Inc. 2012 Equity Incentive Plan, as hereafter amended, modified or supplemented, and any other successor incentive plan.

In addition to the foregoing, the following terms are defined in the Section of this Agreement noted below:

Term	Section

Adjusted Taxable Income	4.1.2.2
Affected Gain	4.5.2
Annual Budget	5.3
Annual Meeting	5.2.1
Base Partner	7.1.3
Cause Terminated Employee	8.5.1
Certificate	Recitals
Claim	6.3.1
Client	5.5.6
Damages	6.2
Dispute	12.1
Effective Time	Recitals
Equity Proceeds	5.7.5.1
Executive Committee	5.8
First Restated Partnership Agreement	Recitals
General Partner	Preamble
Indemnified Party	6.3.1
Issuance Items	4.4.8
Liquidator	8.7.1
Non-Qualifying Transferee	7.1.3
Notice	6.3.1
Original Partnership Agreement	Recitals
Partnership	Preamble
Past Client	5.5.6
Potential Client	5.5.6
Present Client	5.5.6
Qualified Transferee	7.4.10.1
Redemption Date	8.5.2
Regulatory Allocations	4.4.8
Related Party	2.10
Section 704(c) Tax Items	4.5.3

Term	Section

Special Meeting	5.2.2
Tax Distribution Amount	4.1.2.2
Tax Items	4.5.1
Tax Loan	4.1.2.3
Tax Matters Partner	10.6.1
Terminated Employee	8.6.1
Terminated Employee Related Party	8.5.1

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (iii) references in this Agreement to “Articles,” “Sections,” “subsections,” “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (iv) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (v) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the word “including” means “including, but not limited to;” (vii) the words “not including” mean “excluding only;” and (viii) the headings in this Agreement are for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of any of the provisions of this Agreement.

SECTION 2. FORMATION OF THE PARTNERSHIP.

2.1. Formation.

2.1.1. The Partnership was formed as a limited partnership under and pursuant to the Act and all other pertinent laws of the State of Delaware by filing the Certificate in the office of the Delaware Secretary of State. The parties hereto agree that the rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein.

2.1.2. The General Partner is hereby designated as an authorized person, within the meaning of the Act, on behalf of the Partners to execute, deliver and file, or to cause the execution, delivery and filing of, any amendments or restatements of the Certificate, any other certificates, notices, statements or other instruments (and any amendments or restatements thereof) necessary or advisable for the continuation of the Partnership or the operation of the Partnership in all jurisdictions where the Partnership may elect to do business, but no such amendment or restatement may be executed, delivered or filed unless adopted in a manner authorized by this Agreement.

2.1.3. The Partnership shall exist under and be governed by, and this Agreement shall be construed in accordance with, the applicable laws of the State of Delaware without regard to principles of conflicts of law or other rules that might render such law inapplicable or unavailable.

The General Partner shall execute and file in the appropriate records any assumed or fictitious name certificates and other documents and instruments as may be necessary or appropriate with respect to the formation of, and conduct of business by, the Partnership.

2.1.4. The Partners agree to the terms and conditions of this Agreement, as it may from time to time be amended, supplemented or restated according to its terms. The Partners intend that this Agreement shall be the sole source of the agreement among the parties and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Act. If the Act is subsequently amended or interpreted in such a way as to validate a provision of this Agreement that was formerly invalid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. Each Partner shall be entitled to rely on the provisions of this Agreement, and no Partner shall be liable to the Partnership or to any other Partner for any action or refusal to act taken in good faith reliance on this Agreement, except for gross negligence or willful misconduct. The Partners and the Partnership agree that the duties and obligations imposed on the Partners as such shall be those set forth in this Agreement, which is intended to govern the relationship among the Partnership and the Partners, notwithstanding any provision of the Act or common law to the contrary.

2.2. Name of the Partnership. The name of the Partnership is Silvercrest L.P. The Partnership shall do business under that name and under any other name or names upon which the General Partner shall determine, but in any case, only to the extent permitted by applicable law.

2.3. Mission Statement. The Partnership, directly or through its Control Affiliates, is an investment advisory firm focused on the business of managing capital for high net worth individuals and families and their trusts and for endowments, foundations and institutional investors (including advising or sub-advising private and registered funds). The Partnership’s mission is to deliver, directly or through its Control Affiliates, a combination of highly competitive investment results with highly pro-active and responsive Client service (the “Mission Statement”). In order to execute its mission, the Partnership, directly or through its Control Affiliates, will recruit and hire experienced and talented senior professionals with a proven record of success and demonstrable commitment to the achievement of the Partnership’s goals. Subject to the terms of this Agreement and any additional terms approved by the General Partner, some or all of these senior professionals may be given the opportunity to acquire Class B Units.

2.4. Purpose. The Partnership may engage in and carry on any lawful business, purpose or activity for which limited partnerships may be formed under the Act and shall possess and exercise all the powers and privileges granted to it by the Act, by any other law or by this Agreement, together with any powers necessary to, convenient or incidental to the conduct, promotion and attainment of the business, purpose or activities of the Partnership, so far as such powers are necessary or convenient;

provided, however, that, unless the General Partner determines otherwise, the Partnership shall not, directly or through an Affiliate, engage in any activity other than (i) the management of capital for high net worth individuals and families and their trusts and for endowments, foundations and institutional investors, (ii) the provision of in-house and outsourced investment services, (iii) advising and sub-advising private and registered funds, (iv) the provision of in-house and outsourced “family office” services, (v) the ownership, holding, management and sale of ownership interests in Affiliates or Subsidiaries engaged in the foregoing activities, and (vi) any and all activities reasonably related thereto.

2.5. Term. The term of the Partnership began on the date of acceptance of the Certificate by the office of the Delaware Secretary of State and shall continue in perpetuity unless its existence is terminated pursuant to Section 9 of this Agreement. The existence of the Partnership as a separate legal entity shall continue until dissolution of the Partnership in the manner required by the Act.

2.6. Principal Office. The principal office of the Partnership is and shall be located at 1330 Avenue of the Americas, New York, NY 10019, or at such other place within or without the State of New York, as may be determined by the General Partner. The Partnership may also have such other offices as the General Partner may determine.

2.7. Partners. The name, present mailing address and taxpayer identification number of each Partner is set forth on Schedule 3.1. The General Partner shall cause a list to be maintained setting forth for each Partner such Partners’ Initial Capital Account, number of Units owned and Percentage Interest.

2.8. Classes of Partners. The Partnership shall have two classes of Partners: (a) the General Partner and (b) the Class B Partners.

2.9. Classes of Units. The Partnership shall have two classes of Units: (a) Class A Units, which shall be held by the General Partner and only by the General Partner; and (b) Class B Units, which shall be held by the Class B Partners and only by the Class B Partners. The Class B Units may be vested or unvested and, except as expressly provided herein, any reference to Class B Units shall be a reference to vested and unvested Class B Units. Except as provided in this Agreement, (i) vested and unvested Class B Units shall share equally in right to allocation and distributions by the Partnership; (ii) vested Class B Units may be exchanged pursuant to the terms of the Exchange Agreement attached hereto as Exhibit B and unvested Class B Units may not be so exchanged; (iii) unvested Class B Units shall vest pursuant to the provisions of the respective award agreements for such Class B Units; and (iv) vested and unvested Class B Units may be forfeited by a Class B Partner under the circumstances and in the number set forth in this Agreement.

2.10. Scope of Authority. No Limited Partner, acting in its capacity as a Limited Partner, shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Partner or the Partnership, and neither the Partnership nor any Limited Partner shall be responsible or liable for any indebtedness or obligation of any other Partner or otherwise relating to the Partnership incurred or arising either before or after the execution of this Agreement, except as expressly agreed in writing.

2.11. Partnership Property; Payment of Individual Obligations. All property of the Partnership, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any direct ownership interest in such property. The Partnership’s credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be Transferred or encumbered for, or in payment of, any individual obligation of any Partner.

2.12. Transactions with Affiliates. Except as otherwise provided in this Agreement, the Partnership is hereby authorized to purchase property from, sell property to, or otherwise deal with any Person, including any Related Party; provided that with respect to any transaction with or for the benefit of a Related Party, the General Partner shall have been apprised of the material terms of the transaction and the interest (direct or indirect) of any Related Party in such transaction. The term “Related Party” means any Partner or any Affiliate of any of the foregoing.

SECTION 3. PARTNERS; INTERESTS; CAPITAL; CAPITAL ACCOUNTS.

3.1. Initial Capital Contributions and Interests. The General Partner and each of the Class B Partners identified on Schedule 3.1 hereto owns the number of Units of such designation as set forth opposite such Partner’s name and each has been duly admitted to the Partnership. The Partnership shall also set forth in its books and records Capital Contributions made by each Partner. On or prior to the date a Person is admitted to the Partnership as a new Additional Partner, such new Additional Partner shall make contribution(s) to the capital of the Partnership which shall be reflected in the Partnership’s books and records. The list of Partners required to be maintained by the Partnership pursuant to Section 2.7 shall reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Units, or similar events having an effect on a Partner’s ownership of Units.

3.2. Issuance of Additional Interests. The General Partner is hereby authorized to cause the Partnership to issue Units in furtherance of its Mission Statement from time to time, and to admit such Persons as Partners for such consideration and on such terms and conditions as shall be established by the General Partner in accordance with Section 8 hereof. At the time of admission, each new Partner shall agree in writing to be bound by the terms of this Agreement and shall make such representations and warranties as the General Partner may require.

3.2.1. The issuance of any additional Units shall dilute the Percentage Interests of all Partners, pro rata, subject to Section 3.5.

3.2.2. In the event of a redemption of Units pursuant to Section 8, the Percentage Interests of the Partners (including the Partner with respect to which such redemption or forfeiture occurs, unless such redemption would otherwise have reduced such Partner’s Percentage Interest to zero) shall be adjusted pro rata, to reflect such redemption or forfeiture. Such adjustment shall be effected without the issuance of any Units.

3.3. Additional Capital Contributions.

3.3.1. Subject to Section 3.5, from and after the Effective Time, upon request of the General Partner, each Partner may, but shall not be obligated to, elect to contribute to the Partnership, its pro rata share of all amounts that, in the judgment of the General Partner, are necessary to enable the Partnership to cause the business of the Partnership to be properly operated and maintained and to discharge the costs, expenses, obligations and liabilities of the Partnership; provided, however, that no Partner shall be required to make any Additional Capital Contributions.

3.3.2. Each Additional Capital Contribution made by a Partner shall cause an increase in such Partner’s Capital Account and such other adjustments as the General Partner shall reasonably determine, and shall be accomplished by issuing additional Units in respect of such Additional Capital Contribution. The Units to be so issued shall be issued at a price per Unit equal to the Class A Closing Share Price.

3.4. Capital Accounts. The Partnership will maintain a capital account for each Partner. Each Partner’s Initial Capital Account shall be (i) increased by (A) any Capital Contributions made by such Partner pursuant to Section 3, (B) the share of Net Income allocated to such Partner and any item in the nature of income allocated pursuant to Sections 4.3.3 and 4.4 and (C) the amount of liabilities of the Partnership assumed by such Partner or that are secured by any Partnership assets distributed to such Partner and (ii) decreased by (A) the amount of cash and the Gross Asset Value of any Partnership assets distributed to such Partner, (B) the share of Net Loss allocated to such Partner and any item in the nature of losses or deductions allocated pursuant to Sections 4.3.3 and 4.4 and (C) the amount of liabilities of the Partner subsequently assumed by the Partnership. For the avoidance of doubt, Partners’ Draws shall not be treated as amounts distributed to Partners for purposes of determining Capital Accounts. In the event that all or a portion of an Interest is Transferred in accordance with this Agreement, the Capital Account of the Transferor (at the time of such Transfer) shall carry over to the Transferee; provided, however, that if any Partner Transfers less than its entire Interest in the Partnership, the Transferor’s Capital Account shall be allocated pro rata to the Interest retained by the Transferor and the Interest Transferred. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith. The Capital Accounts of the Partners shall be adjusted to reflect any adjustments to the Gross Asset Values of the Assets of the Partnership.

3.5. Loans. The General Partner may, from time to time, cause the Partnership to borrow funds from institutional lenders, Partners or other Persons on commercially reasonable terms, and to grant a security interest or other lien on the Partnership’s property as security for the loan; provided, however, that the Partnership shall not incur any indebtedness if (i) a breach, violation or default of such indebtedness would be deemed to occur by virtue of the Transfer of any Units, or (ii) any Limited Partner would be personally liable for the repayment of such indebtedness (unless such Limited Partner otherwise agrees). For so long as no Partner or Affiliate other than the lending Partner bears the economic risk of loss for such loans, the lending Partner’s share of the Partnership’s liability with respect to such loans (within the meaning of Section 1.752 of the Regulations) shall be 100%.

3.6. Limitations on Return of Capital.

3.6.1. Except as otherwise provided in this Agreement, a Partner shall not be entitled to require that the Partnership redeem its Units by means of a withdrawal or a return of any part of its Capital Contributions (or otherwise), to receive interest on its Capital Contributions or to receive property or assets other than cash in return thereof.

3.6.2. Except as otherwise provided in this Agreement, no Partner shall be entitled to priority over any other Partner with respect to a redemption of its Units or any other return of its Capital Contributions, to the property and assets of the Partnership or to allocations of income, gains, losses, deductions, expenses, obligations, liabilities, credits or distributions.

3.6.3. No Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership, to any other Partner or to any third party to restore the deficit balance, except as expressly provided herein and except to the extent required by the Act.

SECTION 4. PROFIT, LOSS AND DISTRIBUTIONS

4.1. Distributions; Tax Withholding.

4.1.1. General. The Partnership shall make distributions in the manner set forth in this Section 4. Except as otherwise provided in Sections 4.1.2 and 9.4, to the extent of any Distributable Cash Flow remaining after all distributions required to be made with respect to the current and all prior fiscal years pursuant to Section 4.1.2 have been made, the Partnership shall make annual distributions of all remaining Distributable Cash Flow within ninety (90) days after the end of each fiscal year. Such distributions shall be allocated among those Persons who were Partners owning Units during the fiscal period used to determine such Distributable Cash Flow in proportion to their respective Percentage Interests during such fiscal period. If Units are issued, Transferred, redeemed and/or modified during such fiscal period, the Distributable Cash Flow attributable to such fiscal period shall be allocated to those Persons who held such Units during such fiscal period in proportion to the number of days during such fiscal period for which such Partner held such Units.

If the Partnership restates its financial statements for any prior fiscal year for any reason including because of a change in GAAP or the financial accounting principles of the Partnership, (i) no Partner shall be obligated to refund to the Partnership any amounts properly distributed to it in respect of such fiscal year in excess of distributions which would have been made pursuant to this Section 4.1.1 using the restated financial statements (but any such excess distributions shall be taken into account in determining the amount of subsequent distributions hereunder), and (ii) the Partnership shall not be obligated to distribute any additional amounts in respect of such fiscal year which would have been distributed pursuant to this Section 4.1.1 using the restated financial statements (but any such shortfall in distributions shall be taken into account in determining the amount of subsequent distributions hereunder).

4.1.2. Bonuses and Tax Distributions.

4.1.2.1 Subject to the terms and provisions of Sections 4.1.2.2 and 5.2 hereof, the General Partner may declare Bonuses to Partners in amounts determined by the General Partner, and such Bonuses shall be distributed to Partners at such time as determined by the General Partner.

4.1.2.2 If there has been an allocation of Net Income pursuant to Section 4.3.1(i)(B) or 4.3.1(ii) hereof for a fiscal year, the Partnership shall, to the extent of Distributable Cash Flow, make the tax distributions provided for in this Section 4.1.2.2 in the manner set forth herein for such fiscal year and for any prior fiscal year for which tax distributions were required pursuant to this Section 4.1.2.2 and have not yet been made. Such tax distributions shall be made prior to any other distribution pursuant to this Section 4.1. Tax distributions shall be determined as follows:

(i) The amount of a tax distribution (such distribution to a Partner being referred to as such Partner’s “Tax Distribution Amount”) shall generally be equal to (x) the Effective Tax Rate multiplied by (y) the Partner’s share of the net positive taxable income of the Partnership for such fiscal year (in excess of net taxable loss allocated pursuant to Section 4.3.2 hereof in respect of such fiscal year, if any) allocated pursuant to Section 4.3.1(i)(B) and 4.3.1(ii) (such Partner’s “Adjusted Taxable Income”) (and for this purpose all items of income, gain, loss or deduction of the Partnership required to be separately stated pursuant to Section 703 of the Code (other than the amount, if any, by which capital losses exceed capital gains) shall be included in this calculation of taxable income). For purposes of determining Adjusted Taxable Income, the percentage of taxable income allocated to any Partner pursuant to Section 4.3.1(i)(B) and 4.3.1(ii) shall be deemed to equal the same percentage of the Net Income of the Partnership allocated to such Partner under such section for the same period.

(ii) Tax distributions shall be made with respect to each period for which Partners are required to make federal estimated Tax payments (i.e., currently the periods ending April 15, June 15, September 15, and January 15 of the following year, in the case of individuals), and the Partnership shall make tax distributions to the Partners on or prior to the date on which an individual Partner would be required to make estimated Tax payments with respect to such period, based on an estimate of the Partner’s Adjusted Taxable Income for such period.

(iii) If there is a subsequent increase in any Partner’s Adjusted Taxable Income for any fiscal period (as a result, for example, of an audit by a governmental entity), the Partnership shall distribute to the Partners an additional Tax Distribution Amount equal to the Tax Distribution Amount for the period calculated in a manner set forth above for the increased Adjusted Taxable Income less the Tax Distribution Amount previously made with respect to such period.

(iv) Any Tax Distribution Amounts paid to Partners shall be treated as an advance on, and reduce dollar for dollar, amounts subsequently distributable pursuant to Section 4.1.1.

4.1.2.3 The Partnership shall withhold and deposit, as required under applicable law, with respect to each Partner all estimated or withholding Taxes imposed with respect to the allocation of income or gain or Draws, Bonuses or distributions to such Partner. Such amounts shall be treated as a payment of Draws or a distribution of Bonuses or other Distributable Cash Flow to such Partner, as determined by the General Partner, for all purposes of this Agreement. To the extent that any such amounts are required to be withheld, and the amount so treated as a distribution exceeds the amount which would otherwise be distributed to such Partner at such time, such excess shall be treated as a loan from the Partnership to the Partner (a “Tax Loan”) which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the lesser of (x) a variable rate per annum at all times equal to the annual rate quoted from time to time in The Wall Street Journal as its prime rate plus one percent (1%), adjusted quarterly, or (y) the maximum legal interest rate under applicable law. So long as any Tax Loan or the interest thereon remains unpaid, the Partnership shall make future distributions of Bonuses or other Distributable Cash Flow due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Loans of such Partner and then to the repayment of the principal of all Tax Loans of such Partner. The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any withholding tax act applicable to the Partnership and to carry out the provisions of this Section 4.1.2.3; provided, however, that nothing in this Section 4.1.2.3 shall create any obligation on any Partner to advance funds to the Partnership or to borrow funds from third parties in order to enable the Partnership to make any payments on account of any liability of the Partnership under any withholding tax act.

4.1.2.4 In the event there is insufficient Distributable Cash Flow in any fiscal year to make all of the distributions called for in Section 4.1.2, or in the event the General Partner determines, in its sole and absolute discretion, in any fiscal year not to make all or any part of distributions called for in Section 4.1.2, the shortfall may be carried forward and paid in the following years with the same priority as the corresponding required distribution for the year or years in which the shortfall occurred.

4.1.3. The payment of Draws shall be treated as a guaranteed payment within the meaning of Section 707(c) of the Code.

4.2. In-Kind Distributions. Except as otherwise provided in this Agreement, assets of the Partnership (other than cash) may be distributed in kind to the extent and in the manner determined by the General Partner, in its sole and absolute discretion. If any assets of the Partnership are distributed to any Partner or Partners in kind, such assets shall be valued on the basis of the Gross Asset Values thereof on the date of distribution, and the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not previously been reflected in the Capital Accounts of the Partners) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of distribution.

4.3. Allocation of Net Income and Net Loss.

4.3.1. Net Income. After giving effect to the special allocations required by Section 4.3.3 and Section 4.4, Adjusted Net Income and Net Income for any fiscal year or other applicable period shall be allocated as follows:

(i) First, in any fiscal year in which the Partnership has Adjusted Net Income, the Adjusted Net Income of the Partnership will be allocated (A) to each Partner, to the extent of and in proportion to an amount equal to the excess of the cumulative Bonuses, if any, paid to such Partner, over the cumulative amount of Adjusted Net Income previously allocated to such Partner under this Section 4.3.1(i)(A), and (B) any remaining Adjusted Net Income shall be allocated to the Partners pro-rata in proportion to their respective Percentage Interests; and

(ii) then, the remaining Net Income of the Partnership (exclusive of items of Adjusted Net Income allocated pursuant to Section 4.3.1(i) above) shall be allocated to the Partners pro rata in proportion to their respective Percentage Interests.

4.3.2. Net Loss. After giving effect to the special allocations required by Sections 4.3.3 and 4.4, Adjusted Net Loss and Net Loss for any fiscal year or other applicable period shall be allocated as follows:

(i) First, in any fiscal year in which the Partnership has an Adjusted Net Loss, the Adjusted Net Loss of the Partnership (if any) in respect of such fiscal year shall be allocated to the Partners pro-rata in proportion to their respective Percentage Interests; and

(ii) Thereafter, any remaining Net Loss (exclusive of items of Adjusted Net Loss allocated pursuant to Section 4.3.2(i) above and exclusive of any items of Adjusted Net Income allocated pursuant to Section 4.3.1(i) above) shall be allocated to the Partners pro rata in proportion to their Percentage Interests; provided, however, that notwithstanding Section 4.3.2(i) and this Section 4.3.2(ii), to the extent that any allocation of Net Loss to a Partner under such provisions would cause such Partner to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Partner and instead shall first be allocated to the other Partners, if any, having positive balances in their Capital Accounts, to the extent of and in proportion to such positive Capital Account balances, and thereafter such Net Loss shall be allocated to the Partners in proportion to their respective Percentage Interests.

4.3.3. Disposition of Partnership Assets. In the event of a sale, exchange or other disposition of all or substantially all of the assets of the Partnership, or upon the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, beginning in the year in which the contract or agreement for such sale, exchange, disposition or liquidation is entered into or, if such contract or agreement is entered into on or prior to the date on which the Partnership’s federal income tax return with respect to the prior year is required to be filed (including any extensions), beginning in such prior year, items of gross income, gain, loss and deduction shall be allocated among the Partners so as to cause their respective Adjusted Capital Account balances to equal the amounts that would be distributable to each of them if distributions of all Partnership assets were made first to the extent of declared and undistributed Bonuses and the balance in accordance with their respective Percentage Interests.

4.4. Special Allocations. The following special allocations shall be made prior to any allocations under Section 4.3 in the following order:

4.4.1. Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as otherwise provided in Section 1.704-2(f) of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 4.4.1 is intended to comply with the minimum gain chargeback requirement in said Section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 4.4.1 shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

4.4.2. Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than as otherwise provided in Section 1.704-2(i)(4) of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner’s share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) and (j)(2) of the Regulations. This Section 4.4.2 is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in Section 1.702-2(i)(4) of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 4.4.2 shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

4.4.3. Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible; provided, however, that allocations pursuant to this Section 4.4.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4 had been tentatively made as if this Section 4.4.3 were not a part of this Agreement. This Section 4.4.3 is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

4.4.4. Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year, then there shall be allocated to each such Partner items of Partnership income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 4.4.4 shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 4 have been tentatively made as if Section 4.4.3 and this Section 4.4.4 were not in this Agreement.

4.4.5. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

4.4.6. Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner(s) that bear(s) the economic risk of loss for the debt in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Section 1.704-2(b)(4) and (i)(1) of the Regulations).

4.4.7. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his Interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their Interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

4.4.8. Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership to a Partner (the “Issuance Items”) shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

4.4.9. Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under Sections 4.3 and 4.4 shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This Section 4.4.9 is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, “Regulatory Allocations” shall mean the allocations made pursuant to the proviso in Section 4.3.2(ii) and this Section 4.4 (other than this Section 4.4.9 and Section 4.4.10).

4.4.10. Ordering. Sections 4.4.1 through 4.4.6 hereof shall be applied in the order provided in Section 1.704-2(j) of the Regulations.

4.5. Tax Allocations.

4.5.1. Generally. Subject to Section 4.5.2 and 4.5.3 hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, “Tax Items”) shall be allocated among the Partners on the same basis as their respective book items are allocated pursuant to Sections 4.3 and 4.4.

4.5.2. Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 (“Affected Gain”), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation, amortization or other cost recovery deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Sections 1245 and/or 1250 of the Code, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Sections 1245 and/or 1250 of the Code not applied. For purposes of the prior sentence, each Partner shall be treated as having been allocated depreciation and amortization in the same proportion as such Partner (before, on or after the Effective Time), has been allocated any deductions, directly or indirectly, giving rise to the Affected Gain.

4.5.3. Allocations Respecting Section 704(c) and Revaluations. Tax Items with respect to all Partnership property that is subject to Section 704(c) of the Code (collectively “Section 704(c) Tax Items”) shall be allocated in accordance with the remedial allocation method described in Regulation Section 1.704-3. If the Gross Asset Value of any Partnership asset was adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value using the remedial method under Code Section 704(c).

4.6. General. If an Interest in the Partnership is issued, Transferred and/or modified during a fiscal year in accordance with the provisions of this Agreement, the Net Income or Net Loss (or items thereof) attributable to such Interest for such fiscal year shall be allocated to each Partner who held such Interest in the Partnership during the fiscal year in proportion to the number of days during such fiscal year for which such Partner held such Interest. The Partnership shall have in effect an election under Section 754 of the Code to adjust the basis of the Partnership’s property for the year in which the Effective Time occurs. Such election shall not be revoked without the consent of Class B Partners representing a Class B Percentage Interest of at least 75%. In addition, the Partnership shall not revoke any election under Section 754 of the Code made by any Control Affiliate without the consent of Class B Partners representing a Class B Percentage Interest of at least 75%.

4.7. Operating Costs and Expenses. The Partnership shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Partnership) incurred in pursuing and conducting, or otherwise related to, the activities of the Partnership, and (ii) in the sole discretion of the General Partner, reimburse the General Partner or any member of the Executive Committee or any employee of the Partnership for any out-of-pocket costs, fees and expenses incurred by them in connection therewith.

Since the General Partner is the general partner of the Partnership and provides a means through which Class B Partners may exchange their Class B Units for securities of the General Partner, the General Partner may cause the Partnership to pay or bear all expenses of the General Partner, including, without limitation, costs of securities offerings not borne directly by Class B Partners, Board of Director compensation and meeting costs, costs of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that, without limiting the rights of the General Partner to receive distributions pursuant to Sections 4.1 and 4.2, the Partnership shall not pay or bear any income tax obligations of the General Partner pursuant to this Section 4.7.

SECTION 5. MANAGEMENT: RIGHTS, POWERS, AND DUTIES.

5.1. General Partner.

5.1.1. Among other things, the General Partner will establish the philosophy and policies of the business of the Partnership in a manner consistent with its Mission Statement; entertain and make initial determinations with respect to capital transactions including, but not limited to, acquisitions, sales, mergers, public offerings, borrowings and other matters pertaining to corporate finance; the creation and maintenance of employee benefit plans; and such other powers and authority as shall be required to manage the Partnership and its business for and on behalf of the Partners in a fashion similar to the powers and authority customarily given to a board of directors by a corporation.

5.1.2. The General Partner shall have general and active control of the affairs and business of the Partnership and general supervision of its officers, officials, employees and agents. Subject to the rights of the General Partner to delegate power and authority to the Executive Committee as set forth in Section 5.8, the General Partner shall have authority to establish the level and terms of compensation of the employees and management of the Partnership.

5.1.3. Except as otherwise set forth in this Section 5.1 or elsewhere in this Agreement, any act by the General Partner of any nature whatsoever may be effected only in accordance with the operating agreement of the General Partner.

5.2. Meetings and Voting.

5.2.1. An annual meeting of the Partners (the “Annual Meeting”) shall be held within or outside of the State of New York on such date, at such time and at such place as shall be specified by the General Partner. The purpose of the Annual Meeting shall be to discuss the contemplated allocation of Net Income and Net Loss, and such other business as may properly come before the meeting. Written notice stating the place, day and hour of the Annual Meeting and the purposes for which the Annual Meeting is called, shall be delivered not fewer than ten (10) days before the date of the meeting, in the manner specified in Section 11.6 or by electronic mail to Partners who are employees of the Partnership or its Affiliates, to each Partner entitled to vote at the Annual Meeting.

Notwithstanding the foregoing provisions, each Partner who is entitled to notice waives notice if before the meeting the Partner signs a waiver of the notice which is filed with the records of the Partnership, or the Partner is present at the meeting in person.

5.2.2. Special meetings of the Partners (each a “Special Meeting”), for any purpose or purposes, unless otherwise prescribed by statute, may be called by the General Partner in its sole and absolute discretion. Written notice stating the place, day and hour of the Special Meeting and the purposes for which the Special Meeting is called, shall be delivered not fewer than ten (10) days before the date of the meeting, in the manner specified in Section 11.6, to each Partner entitled to vote at such Special Meeting. When all the Partners of the Partnership are present at any Special Meeting, or if any Partner that is not present signs in writing a waiver of notice of such Special Meeting, or subsequently ratifies all the proceedings thereof, the transactions are as valid as if a meeting were formally called and notice had been given.

5.2.3. The presence in person or by proxy of Partners representing a Class B Percentage Interests of at least seventy-five percent (75%) shall constitute a quorum for the transaction of business at all meetings of the Partners. At all meetings of Partners, a Partner may vote by proxy executed in writing by the Partner or by his, her or its duly authorized attorney-in-fact. Such proxy shall be filed with the Partnership before or at the time of the meeting. The Partners may adopt their own rules of procedure which shall not be inconsistent with the Agreement or the Act. A record shall be maintained of the meetings of the Partners. Partners may participate in a meeting by means of a telephone conference call or similar communications equipment which enables all participants in the meeting to hear each other, and participation in a meeting pursuant to this Section 5.2.3 shall constitute presence in person at such meeting. At any meeting conducted through telephone conference call in which all of the Partners are present by telephone, the notice requirement of Sections 5.2.1 and 5.2.3 above shall be dispensed.

5.2.4. Any action required or permitted to be taken by the Partners, either at a meeting or otherwise, may be taken without a meeting if all of the Partners are provided notice and opportunity to provide their written consent and such percentage of the Partners as would otherwise be required hereunder for such action consents thereto in writing.

5.3. Annual Budget. The General Partner shall prepare (or cause to be prepared), if practical prior to the commencement of each fiscal year, and in any event prior to February 1 of such year, an annual budget (including a cash flow budget) (the “Annual Budget”) for the Partnership for such fiscal year.

5.4. Duties of Parties.

5.4.1. Each Partner by executing this Agreement hereby assumes an obligation of good faith and fair dealing with respect to (a) the implementation of this Agreement and (b) such Partner’s dealings with the other Partners in connection with all matters relating to this Agreement. Without limiting the foregoing, each Partner assumes an obligation in good faith to seek to resolve with the other Partners all matters concerning the Partnership (and its Control Affiliates) with the view toward avoiding disputes that may adversely affect the operations of the Partnership (and its Control Affiliates).

5.4.2. No Partner or any Affiliate of such Partner, may engage and hold interests in other business ventures of any kind that creates or appears to create a conflict of interest with such Person’s responsibilities with respect to the Partnership, its Control Affiliates and their respective Clients without the prior approval in writing of the General Partner. The restrictions set forth in this Section 5.4.2 shall not prohibit the ownership of a less than 2% interest in any Person if the securities of such Person are publicly traded.

5.5. Restrictive Covenants.

5.5.1. Acknowledgements of Partners. Each Partner acknowledges and agrees that (i) the Partnership’s present and future business relationships with its Clients, employees, vendors, suppliers and lenders are and will continue to be of a type which normally continue unless interfered with by others, and (ii) any statements or actions taken by such Partner to induce any Client, employee, vendor, supplier or lender to terminate, reduce or not renew any business arrangement with the Partnership (unless the Partnership determines that the termination, reduction or non-renewal is in the best interest of the Partnership) or to enter into any business arrangement within the Partnership’s line of business with any Person other than the Partnership would cause irreparable harm to the Partnership. Each Partner further acknowledges and agrees that the services such Partner is to render to the Partnership are of a special character, with a value to the Partnership the loss of which cannot adequately be compensated by damages or an action at law. Further, such Partner acknowledges and agrees that if it were to become an equity owner of a competing organization, such Partner’s new obligations and the products, services and technology of the competing organization would be so similar or related to those contemplated by this Agreement that it would be very difficult for such Partner not to rely on or use the Partnership’s confidential information.

5.5.2. Nonsolicitation. Except as otherwise provided in Section 5.5.3 and Section 5.5.5, each Partner will not, individually or through an agent, for such Partner or on behalf of another, as an employee, director, owner, partner, member, sole proprietor, consultant, agent, representative, shareholder, or in any other manner or capacity whatsoever, for the duration of the Restricted Period:

5.5.2.1 contact, directly or indirectly, any Client or otherwise solicit or induce or attempt to solicit or induce any Client with whom such Partner has dealt during the Restricted Period, to terminate, reduce or not renew its relationship with the Partnership;

5.5.2.2 accept any business involving or relating to the business of the Partnership from any Client with whom such Partner has dealt during the Restricted Period, or enter into a business relationship involving or relating to the business of the Partnership with any such Client (unless approved by the Partnership in writing);

5.5.2.3 make any statement or take any action that may interfere with the Partnership’s business relationship with any Client, vendor, supplier or lender;

5.5.2.4 induce or solicit or attempt to induce or solicit any vendor, supplier or lender of the Partnership to terminate, reduce or not renew its relationship with the Partnership; or

5.5.2.5 solicit or induce any individual then employed by the Partnership to terminate such employment, or hire or attempt to hire any individual who is, or was during the Restricted Period, employed by or associated with the Partnership as an employee, independent contractor or agent.

5.5.3. Exceptions. The restrictions set forth in Section 5.5.1 will not prohibit the ownership of a less than 2% interest in any Person if the securities of such Person are publicly traded.

5.5.4. Definition of Clients. As used in this Agreement, the term “Client” shall include all Past Clients, and Present Clients, subject to the following general rule: with respect to each such Client, the term shall also include any Persons which are known to the Partner to be Affiliates of such Client. Past Clients, Potential Clients and Present Clients shall be defined as follows:

“Past Client” shall mean, at any particular time, any Person who at any point within the five years prior to such time had been a recipient of services from the Partnership (including, without limitation, its predecessors) or its Affiliates but at such time is not a recipient of services from the Partnership or its Affiliates.

“Potential Client” shall mean, as of any time of determination, any Person to whom the Partnership (including without limitation, its predecessors) or its Affiliates has offered to provide investment products or services at any point during the period of two (2) years immediately preceding such time of determination (but who has not become a recipient of investment products or services from the Partnership or its Affiliates).

“Present Client” shall mean, at any particular time, any Person who is at such time a recipient of services from the Partnership or its Affiliates.

Notwithstanding anything contained in this Agreement to the contrary, each of the Partners agrees to remain bound by the terms of this Section 5.5 for the duration of the Restricted Period upon the withdrawal, for any reason, by such Partner as a Partner of the Partnership.

5.5.5. Nothing in this Section 5.5 shall restrict any Partner upon (i) termination of his or her employment with any Affiliate of the Partnership and (ii) the sale of his or her entire Partnership Interest in the Partnership, from (A) transferring his own accounts, the accounts of a Present Client if any such Client falls within the definition of “Immediate Family” set forth in Section 1 hereof, or the accounts of any trust or estate for the benefit of such Person or any Person of which such Person (or Persons) is the majority equity owner and controlling party, and (B) providing services for any of the foregoing.

5.5.6. For purposes of this Section 5.5, the term “Partnership” shall be deemed to include its Affiliates.

5.6. Injunctive Relief. Each Partner acknowledges and agrees that it is fair and reasonable that he or it make the covenants and undertakings set forth in Section 5.5 and has done so with the benefit of the advice of counsel. Furthermore, each Partner agrees that any breach or attempted breach by him or it of the provisions of Section 5.5 of this Agreement will cause irreparable harm to the Partnership for which monetary damages will not be an adequate remedy. Accordingly, the Partnership shall be entitled to apply for and obtain injunctive relief (temporary, preliminary and permanent) in order to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the provisions of Section 5.5, without the requirement to post a bond or provide other security. Nothing herein shall be construed as a limitation or waiver of any other rights or remedies that may be available to the Partnership for such breach or threatened breach. Each Partner further agrees that the subject matter and duration of the restrictions covered in Section 5.5 are reasonable in light of the facts as they exist today.

5.7. Relationship with the General Partner.

5.7.1. It is the intention of each of the General Partner and the Class B Partners that, unless otherwise determined by the General Partner, the number of Class A Shares outstanding shall at all times equal the number of Class A Units outstanding and the number of Class B Shares outstanding shall at all times equal the number of Class B Units outstanding. Each of the Partnership, the General Partner and the Class B Partners agrees to cooperate to give effect to the intent of this Section 5.7.1.

5.7.2. The General Partner shall not, directly or indirectly, enter into or conduct any business, or hold any assets other than (i) the business conducted and assets held by the Partnership and its Subsidiaries, (ii) the ownership, acquisition or disposition of interests in, or assets of, the Partnership, (iii) the management of the business of the Partnership and its Subsidiaries, (iv) the offering, sale, syndication, private placement or public offering of shares, bonds, securities or other interests in compliance with this Section 5.7, (v) any activity or transaction contemplated by this Agreement, the Exchange Agreement or the Registration Rights Agreement, and (vi) such other activities incidental to the foregoing.

5.7.3. The General Partner shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than interests in the Partnership and such cash and cash equivalents, bank accounts or similar instruments or accounts as the Board of Directors of the General Partner deems reasonably necessary for the General Partner to carry out its responsibilities contemplated under this Agreement.

5.7.4. The General Partner shall directly maintain at all times ownership of all outstanding Class A Units, and shall not permit any Person to possess or exercise a right or ability to remove, replace, appoint or elect the General Partner of the Partnership.

5.7.5. If the General Partner issues any equity securities after the Effective Time:

5.7.5.1 at the time the General Partner issues any equity securities other than pursuant to the 2012 Plan or pursuant to an exchange of Class B Units for Class A Shares pursuant to the Exchange Agreement, the General Partner shall immediately contribute all the cash proceeds, assets or other consideration or payments received from or in respect of the issuance of securities and from the exercise of any rights contained in such securities, including from a Class B Partner in respect of such issuance (collectively, the “Equity Proceeds”) (x) to the Partnership and the Partnership shall immediately issue to the General Partner in exchange for the Equity Proceeds contributed to the Partnership and any deemed Capital Contributions pursuant to Section 3.4, (A) in the case of an issuance of a Class A Share, one Class A Unit, and (B) in the case of an issuance of any other equity securities by the General Partner, a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such General Partner’s equity securities equal in number to the number of the General Partner’s equity securities issued or, (y) if otherwise agreed in writing by the General Partner and any other Class B Partner, to such Partner and such Partner shall immediately transfer to the General Partner, in exchange for such Equity Proceeds, applicable Class B Units held by such Class B Partner, which Class B Units shall be automatically converted upon transfer, (A) in the case of an issuance of a Class A Share, into one Class A Unit or (B) in the case of an issuance of any other securities by the General Partner, into a new class or series of units or other equity securities with designations, preferences and other rights, terms and provisions that are substantially the same as those of such General Partner’s equity securities equal in number to the General Partner’s equity securities issued;

5.7.5.2 at the time the General Partner issues a Class A Share pursuant to the 2012 Plan (whether pursuant to the exercise of a stock option or the grant of a stock award or otherwise), (x) the General Partner shall be deemed to have contributed to the Partnership an amount of cash equal to the Class A Closing Share Price (or if earlier, on the date the related option is exercised) and shall concurrently transfer the Equity Proceeds, if any, to the Partnership (such Equity Proceeds shall not constitute a Capital Contribution) and (y) the Partnership shall be deemed to have purchased from the General Partner the Class A Shares for the amount of cash deemed to be contributed by the General Partner to the Partnership pursuant to clause (x) above and shall issue one Class A Unit to the General Partner; and

5.7.5.3 in the event of any issuance of Class A Shares by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration or payments received from or in respect of such issuance (including from a Class B Partner in respect of such issuance), if the cash proceeds or other consideration or payments actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance (after giving effect to any consideration or payments paid by the Class B Partners in respect of such issuance), the General Partner shall be deemed to have made a capital contribution to the Partnership in the amount equal to the sum of the cash proceeds or other consideration or payments of such issuance plus the amount of such underwriter’s discount and other expense paid by the General Partner, which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 4.7.

5.7.6. If, at any time, any Class A Shares (or such other class or series of equity securities) of the General Partner are to be redeemed by the General Partner for cash, the Partnership shall, immediately prior to such redemption, redeem an equal number of Class A Units (or such other class or series of equity securities in the General Partner) held by the General Partner, upon the same terms and for the same price per Class A Unit (or such other class or series of equity securities in the Partnership), as such Class A Shares (or such other class or series of equity securities of the General Partner).

5.7.7. The General Partner shall not, and shall not permit the Partnership to, in any manner subdivide (by split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) any class or series of outstanding units or, unless there is a concurrent and identical subdivision or combination of all other classes of units and common stock of the General Partner and the Partnership, common stock with designations, preferences and other rights, terms and provisions that are substantially the same, unless such class or series of units or common stock are subdivided or combined concurrently in an identical manner.

5.7.8. Each Class B Partner shall, concurrently with the execution and delivery of this Agreement or, in the event that any Class B Units are issued by the Partnership to such Class B Partner subsequent to the Effective Date, concurrently with such subsequent issuance, (i) execute and deliver to the General Partner a subscription agreement in form satisfactory to the General Partner, subscribing to a number of Class B Shares equal to the number of Class B Units held by such Class B Partner as of the date hereof or, with respect to a subsequent issuance, the number of Class B Units to be issued to such Class B Partner at such subsequent issuance, (ii) pay to the General Partner consideration for such subscribed Class B Shares at the par value, (iii) if such Class B Partner is not a party to the Class B Stockholders Agreement, execute and deliver to the General Partner a counterpart to the Class B Stockholders Agreement or any additional party signature page thereto, (iv) if such Class B Partner is not a party to the Exchange Agreement and Registration Rights Agreement, execute and deliver to the General Partner counterparts to the Exchange Agreement and Registration Rights Agreement or any additional party signature pages thereto, and (v) execute and deliver to the General Partner such instruments, certificates, agreements and other documents as may be reasonably required by the General Partner to effect the issuance of such subscribed Class B Shares. The General Partner shall issue to such Class B Partner upon receipt of the foregoing, the Class B Shares so subscribed.

5.7.9. If at any time, a Class B Partner exchanges Class B Units for Class A Shares, an equal number of Class B Shares held by such Class B Partner shall be redeemed by the General Partner at par value and the General Partner and such Class B Partner shall cooperate in facilitating such redemption.

5.7.10. The General Partner agrees that at all times it shall maintain in reserve a number of Class A Shares equal to the number of Class B Units outstanding, in addition to any Class A Shares issuable pursuant to any equity plan or other outstanding security convertible into Class A Shares.

5.7.11. Notwithstanding the foregoing provisions of this Section 5.7, the General Partner may incur indebtedness and may take other actions if the General Partner determines in good faith that such indebtedness or other actions are in the best interests of the Partnership.

5.8. Executive Committee. The Partnership shall have an executive committee (the “Executive Committee”) to which the General Partner may delegate such power and authority as the General Partner determines in its sole discretion and the General Partner may revoke or modify such delegation in its discretion. The Executive Committee shall initially consist of G. Moffett Cochran, David J. Campbell, Scott A. Gerard and Richard R. Hough. The General Partner may designate and/or remove any members of the Executive Committee in its sole discretion. The vote of each member of the Executive Committee shall be weighted based on the number of Class B Units owned by such member as compared to the number of Class B Units owned by all members of the Executive Committee. The Executive Committee may act only by majority weighted vote or majority weighted written consent of its members and may act in accordance with such rules and procedures as it may determine from time to time.

SECTION 6. LIABILITY AND INDEMNIFICATION; FIDUCIARY DUTIES.

6.1. Liability of Covered Persons. Except as otherwise provided by the Act or this Agreement, no Covered Person shall be liable, responsible or otherwise accountable for damages to the Partnership or to any other Covered Person for any action taken or failure to act on behalf of the Partnership, unless such acts or omissions constituted bad faith, gross negligence, willful misconduct or actual fraud by such Covered Person, or a breach of such Covered Person’s duties, obligations or responsibilities pursuant to Section 5.4.1.

6.2. Indemnification of Covered Persons. To the fullest extent permitted by law, the Partnership shall indemnify, defend and hold harmless each Covered Person from and against any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent), including those arising out of any lawsuit, action or proceeding (whether brought by a party to this Agreement or by any third party), together with any reasonable costs and expenses (including reasonable attorneys’ fees, out-of-pocket expenses and other reasonable costs and expenses incurred in investigating, preparing or defending any pending or threatened lawsuit, action or proceeding) incurred in connection with the foregoing (collectively “Damages”) suffered or sustained by him/her/it by reason of any act, omission or alleged act or omission by him/her/it arising out of his/her/its activities taken primarily on behalf of the Partnership, or at the request or with the approval of the Partnership, or primarily in furtherance of the interests of the Partnership; provided, however, that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based were performed or omitted in good faith and were not fraudulent, in bad faith, a result of wanton and willful misconduct or gross negligence, by such Covered Person, a breach of duties, obligations or responsibilities of a Partner pursuant to Section 5.4.1 or a breach of any other provision of this Agreement. Expenses (including reasonable attorneys’ fees, out-of-pocket expenses and other reasonable costs and expenses incurred in investigating, preparing or defending any pending or threatened lawsuit, action or proceeding) incurred by a Covered Person in defending any such lawsuit, action or proceeding shall be paid by the Partnership in advance of the final disposition of such lawsuit, action or proceeding upon receipt of an undertaking, by or on behalf of such Covered Person, to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Partnership as authorized by this Section 6.2.

6.3. Indemnification Procedure.

6.3.1. A party seeking indemnification from the Partnership pursuant to Section 6 (an “Indemnified Party”) shall give prompt notice to the Partnership of the assertion of any claim, including any claim brought by a third party, in respect of which indemnity may be sought hereunder (a “Claim”) and shall give the Partnership such information with respect thereto as the Partnership may reasonably request, but no failure to give such notice shall relieve the Partnership of any liability hereunder (except to the extent the Partnership has suffered actual prejudice thereby). The Partnership shall have the right, exercisable by written notice (the “Notice”) to the Indemnified Party (which notice shall state that the Partnership expressly agrees that as between the Partnership and the Indemnified Party, the Partnership shall be solely obligated to satisfy and discharge the Claim) within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Claim, to assume the defense of such Claim, using counsel selected by the Partnership; provided that the Partnership shall not have the right to assume the defense of a Claim (A) seeking an injunction, restraining order, declaratory relief or other nonmonetary relief against the Indemnified Party (whether or not the Partnership is also named as a party) or (B) if the named parties to any such action (including any impleaded parties) includes both the Indemnified Party and the Partnership and the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Party which are different from those available to the Partnership, in which case such Indemnified Party shall have the right to participate in the defense of a Claim of the type set forth in clause (A) and/or (B) above and all Damages in connection therewith shall be reimbursed by the Partnership. In addition, if the Partnership fails to give the Indemnified Party the Notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Claim and all Damages in connection therewith shall be reimbursed by the Partnership upon demand of the Indemnified Party. In any event, no party assuming the defense of any Claim shall have the right to compromise or settle any Claim for non-monetary relief against the other party or any Claim for monetary relief against another party without such party’s consent (which consent shall not be unreasonably withheld or denied) unless such monetary relief is paid in full by the settling party (without any expectation of reimbursement therefor from the consenting party).

6.3.2. If at any time after the Partnership assumes the defense of a Claim any of the conditions set forth above is no longer satisfied, the Indemnified Party shall have the same rights as if clause (A) or (B) in Section 6.3.1 above had been satisfied and the Partnership never assumed the defense of such Claim.

6.3.3. The Partnership or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Claim which the other is defending.

6.3.4. Whether or not the Indemnified Party chooses to defend or prosecute any Claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

6.3.5. The Partnership shall seek to procure insurance coverage to the extent available on reasonable terms to cover its obligations under this Section 6.

6.4. Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person (other than such Covered Person) as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

6.5. Fiduciary Duty.

6.5.1. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the company or to another Partner or any Affiliate of another Partner, a Covered Person acting pursuant to the terms, conditions and limitations of this Agreement shall not be liable to the Company or to another Partner or any Affiliate of another Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Covered Person otherwise existing at law or equity, are agreed by the Members to modify to that extent such other duties and liabilities of the Covered Person.

6.5.2. To the fullest extent permitted by applicable law and unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the General Partner and the Company or another Partner, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner that is fair and reasonable to the Company or any other Partner, the General Partner shall resolve the conflict of interest or take such action, considering in each case the relative interests of the Company, each other Partner and the General Partner, to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. So long as the General Partner acts, based on the foregoing sentence, in good faith and in a manner consistent with the foregoing sentence, the resolution or action so made or taken by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

6.5.3. Notwithstanding anything to the contrary in this Agreement or under applicable law, whenever in this Agreement the General Partner is permitted or required to make a decision or take an action or omit to do the foregoing acting solely in its capacity as the General Partner, the General Partner shall, except where an express standard is set forth, be entitled to make such decision in its sole discretion (and the words “in its sole discretion” shall be deemed inserted therefor in each case in association with the words “General Partner,” whether or not the words “sole discretion” are actually included in the specific provisions of this Agreement), and in so acting in its sole discretion the General Partner shall be entitled to consider any such interests and factors as it desires, including its own interests, and, except as set forth in the preceding paragraph in the case of a conflict of interest, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, any of the Company’s Affiliates, any other Partner or any other Person.

To the fullest extent permitted by applicable law, if pursuant to this Agreement the General Partner, acting solely in its capacity as the General partner, is permitted or required to make a decision in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other different standard imposed by this Agreement or otherwise by applicable law.

6.5.4. The General Partner may consult with legal counsel, accountants and other advisers and any act or omission suffered or taken by the General Partner on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel or accountants will be full justification for any such act or omission, and the General Partner will be fully protected in so acting or omitting to act so long as such counsel or accountants were selected with reasonable care.

SECTION 7. TRANSFER OF INTERESTS.

7.1. Transfers of Units.

7.1.1. The General Partner shall not Transfer any Class A Units.

7.1.2. No Class B Partner may Transfer all or any portion of such Class B Partner’s Units to any Person other than (i) to a Specified Permitted Transferee of such Class B Partner in accordance with and subject to Section 7.1.3, (ii) to a Permitted Charitable Institution but subject to the provisions of Section 8.6.3, (iii) pursuant to Sections 8.5, 8.6 or 8.7 or (iv) in accordance with the provisions of the Exchange Agreement.

7.1.3. Notwithstanding the provisions of Section 7.1.2, if the Affiliate or Specified Permitted Transferee is such because it was an Affiliate or Person described in clauses (ii) or (iii) of the definition of “Specified Permitted Transferee” at the time of such Transfer and, at any time after such Transfer, such Affiliate or Specified Permitted Transferee ceases to be an Affiliate or to qualify under clauses (ii) or (iii) of the definition of “Specified Permitted Transferee,” then such Transfer shall be deemed to not be a Transfer permitted pursuant to this Section 7 and any Partnership Interest beneficially owned by such former Affiliate or Specified Permitted Transferee (a “Non-Qualifying Transferee”) must be Transferred to the Class B Partner who had initially made such Transfer (the “Base Partner”) or another Person who would qualify as a permitted Transferee under Section 7.1.1, as applicable, prior to such Non-Qualifying Transferee’s loss of such status in respect of such Base Partner, provided that if such Transfer does not occur prior to such loss of such Affiliate or Special Permitted Transferee status, in addition to any remedy available to the Partnership for the breach of this Agreement resulting therefrom, at the election of the Partnership (which election, and all other rights of the Partnership related thereto as set forth herein, may be made and exercised at the sole discretion of the General Partner) either (i) the Transfer to the Non-Qualifying Transferee shall be null and void and of no force and effect, such Non-Qualifying Transferee shall automatically cease to be a Partner, and the Partnership shall be entitled to treat the Base Partner (or such other Person as the General Partner shall reasonably determine to be the rightful owner thereof) as the holder of the Partnership Interest held by such Non-Qualifying Transferee for all purposes hereunder, notwithstanding any prior registration or recognition of the Transfer of such Partnership Interest to such Non-Qualifying Transferee or (ii) the Partnership shall have the right and option to purchase all, but not less than all, of the Partnership Interest owned by such Non-Qualifying Transferee for a price of such Partnership Interests as determined in accordance with and on the terms and conditions set forth in Section 8.6.1.

7.1.4. As a condition to the validity of any Transfer permitted by this Section 7, the Specified Permitted Transferee or Affiliate shall be required to execute and deliver a copy of this Agreement, the Exchange Agreement, the Stockholders Agreement and the Tax Receivable Agreement to the Partnership.

7.1.5. Prior to a Class B Partner making any Transfer pursuant to Section 7.1.2(i), such Class B Partner shall provide written notice to the Partnership of such proposed Transfer, which notice shall specify the amount and type of Partnership Interests subject to such proposed Transfer and the name of the Affiliate or Specified Permitted Transferee, as applicable. In order to complete any Transfer pursuant to this Section 7.1, (i) the transferring Partner shall deliver its Partnership Interest duly endorsed, or accompanied by written instruments of Transfer, in form and substance reasonably satisfactory to the Partnership, free and clear of any encumbrances, and shall furnish such other evidence as may reasonably be necessary to effect the Transfers of such Partnership Interest, and (ii) upon receipt of the materials in clause (i) and the executed copy of this Agreement pursuant to Section 7.1.4, the Partnership shall cause its books and records to reflect the Transfer.

7.2. Transfers Void. In addition to any other remedy available under Section 7.1.3, any Transfer attempted in violation of the provisions contained in this Section 7 or in Section 8 shall be deemed null and void and of no effect, the Partnership being hereby authorized not to acknowledge and, to the extent applicable, not register the Transfer in the relevant books of the Partnership.

SECTION 8. ADDITIONAL PARTNERS, VESTING AND FORFEITURE OF UNITS.

8.1. Grants of Additional Units.

8.1.1. Grants of Additional Units. Subject to Section 5.7, the General Partner is hereby authorized to cause the Partnership to issue additional Units for any Partnership purpose, at any time or from time to time, to any Persons for such consideration and on such terms and conditions as shall be determined by the General Partner. Except as provided in the preceding sentence, the issuance of additional Units shall not require approval of any Partner or other Person.

8.1.2. Without limiting the foregoing, and upon compliance with any other applicable provisions of this Agreement, the General Partner shall be expressly authorized to cause the Partnership to grant additional Units (i) to Persons in furtherance of the Partnership’s Mission Statement as provided in Section 3.2 hereof, (ii) to employees of the Partnership pursuant to employee benefit plans approved by the General Partner, (iii) upon the conversion, redemption or exchange of any indebtedness of the Partnership or other securities issued by the Partnership, (iv) for less than fair market value, so long as the General Partner concludes in good faith that such grant is in the best interests of the Partnership and (v) in connection with any merger of any other Person into the Partnership or with a Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Additional Units in exchange for their interests in the Person merging into the Partnership or with the Subsidiary.

8.1.3. Subject to Section 5.7, the General Partner is hereby authorized to create such other class, classes or series of Partnership Interests or other equity interests in the Partnership as it shall deem necessary or desirable, which Partnership Interests or other equity interests in the Partnership may have voting rights, rights to distributions and allocations, or other rights that are different from, and superior or inferior to those of, the Units or any other then-existing Partnership Interests; provided, however that if the Partnership issues any preferred equity securities to existing holders of Units (other than issuances of preferred equity securities to any employees or managers of the Partnership or any of its Subsidiaries in respect of existing or future compensation arrangements), the price of such preferred equity securities must be at least equal to the fair value of such securities (as determined in good faith by the General Partner).

8.2. Acceptance of Additional Partners.

8.2.1. A Person who acquires additional Units, and at such time is not a Partner, shall become a Partner hereunder only upon furnishing to the General Partner: (i) evidence of acceptance, in form and substance satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 8.7 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, (iii) evidence in form and substance satisfactory to the General Partner of such Person’s filing an election under Section 83(b) of the Code with respect to such Person’s acquisition of such additional Units, if required by the General Partner, and (iv) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s status as a Partner.

8.2.2. Notwithstanding anything to the contrary in this Section 8.2, no Person shall be accepted as an Additional Partner after the Effective Time without the consent of the General Partner, which consent may be given or withheld in its sole and absolute discretion. The acceptance of any Person as an Additional Partner shall become effective on the date upon which the name of such Person is recorded as an Additional Partner on the books and records of the Partnership, following the consent of the General Partner to such acceptance.

8.2.3. If any Additional Partner is accepted by the Partnership on any day other than the first day of a fiscal year of the Partnership, the Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners for such fiscal year shall be allocated among such Additional Partner and all other Partners by taking into account their varying Interests during the fiscal year in the manner specified in Section 4.6. All distributions of Distributable Cash Flow with respect to which the applicable record date is before the date of such admission shall be made solely to Partners other than the new Additional Partner, and all distributions of Distributable Cash Flow thereafter shall be made to all the Partners, including such new Additional Partner.

8.3. Representations and Warranties of the Additional Partners.

8.3.1. Each Additional Partner represents and warrants to, and covenants with, the Partnership, that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Additional Partner will not result in a breach or violation of, or a default under, any material agreement by which such Additional Partner or any of such Additional Partner’s property is bound, or any statute, regulation, order or other law to which such Additional Partner is subject, and (ii) such Additional Partner is not a “foreign person” within the meaning of Section 1445(f) of the Code.

8.3.2. Each Additional Partner represents, warrants and covenants that it shall acquire and hold its additional Units for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such additional Units or any part thereof at any particular time or under any predetermined circumstances. Each Additional Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

8.3.3. Each Additional Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Additional Partner’s additional Units or the Partnership have been made by the Partnership, any Partner or any employee or representative or Affiliate of the Partnership or any Partner; that projections and any other information, including financial and descriptive information and documentation, that may have been in any manner submitted to such Additional Partner shall not constitute any representation or warranty of any kind or nature, express or implied; and that such Additional Partner may receive allocations of taxable income or gain with respect to its additional Units that exceed any distributions that such Additional Partner receives from the Partnership.

8.3.4. The acknowledgements, representations and warranties contained in Sections 8.3.1 through 8.3.3 hereof shall survive the execution and delivery of this Agreement by each Additional Partner and the dissolution, liquidation and termination of the Partnership.

8.4. Certain Rights and Obligations of Additional Partners.

8.4.1. Each Additional Partner shall receive the share of distributions of Distributable Cash Flow set forth in Section 4 hereof.

8.4.2. Each Additional Partner shall be allocated the share of Net Income and Net Loss of the Partnership set forth in Section 4 hereof.

8.4.3. Each Additional Partner shall be entitled to receive the share of proceeds of a dissolution of the Partnership provided in Section 9 hereof.

8.5. Redemption Upon Termination For Cause.

8.5.1. Upon a termination of employment for Cause of an employee of the Partnership or an Affiliate of the Partnership that owns Class B Units (each such employee, a “Cause Terminated Employee”), the Partnership shall have the right to redeem all of the Class B Units owned by such Cause Terminated Employee, his or her Specified Permitted Transferees, estate or heirs (together with the Terminated Employee each as applicable a “Terminated Employee Related Party”) and each Terminated Employee Related Party shall have the obligation to sell such Class B Units to the Partnership. The aggregate price to be paid by the Partnership to all Terminated Employee Related Parties subject to a redemption pursuant to this Section 8.5.1 shall equal the lesser of (i) the Capital Account balance of the Terminated Employee Related Parties at the time of termination of employment of such Cause Terminated Employee and (ii) the purchase price paid by the Cause Terminated Employee to first obtain the redeemed Class B Units.

8.5.2. In the event the Partnership shall elect to redeem or be required to redeem Units pursuant to this Section 8.5, a Redemption Notice shall be given by the Partnership to each Terminated Employee Related Party in accordance with the provisions of Section 11.6, not more than one-hundred eighty (180) days after the last day of employment of a Cause Terminated Employee. Such Redemption Notice shall state (i) the date (the “Redemption Date”) on which such Class B Units shall be redeemed, which date shall be at least sixty (60) days but not more than ninety (90) days after the date of the Redemption Notice; (ii) the number of Class B Units to be redeemed from such Terminated Employee Related Party; (iii) the place or places where certificates, if any, for such Class B Units are to be surrendered for payment of the redemption price, if other than the Partnership’s executive offices in New York, New York, and (iv) the redemption price for each Class B Unit to be redeemed.

8.5.3. A Partner who ceases to own any Units shall cease to be a Partner of the Partnership.

8.6. Automatic Exchange Upon Termination and Certain Transfers.

8.6.1. Upon a termination of employment for any reason other than Cause or Retirement of an employee of the Partnership or an Affiliate of the Partnership that owns Class B Units (each such employee, a “Terminated Employee”), all Class B Units owned by such Terminated Employee, his or her Specified Permitted Transferees, estate or heirs shall be automatically exchanged for an equal number of Class A Shares without any action required by such Terminated Employee pursuant to the terms of the Exchange Agreement.

8.6.2. All Class A Shares issued to any Terminated Employee pursuant to the terms of this Section 8.6 shall be subject to the terms and provisions of the Exchange Agreement, Registration Rights Agreement and Class B Stockholders Agreement.

8.6.3. Upon a Transfer of Class B Units to a Permitted Charitable Institution, all Class B Units so Transferred shall be automatically exchanged for an equal number of Class A Shares without any action required by such Permitted Charitable Institution or the transferee.

8.7. Forfeiture of Class B Units.

8.7.1. If an employee of an Affiliate of the Partnership that owns Class B Units breaches any of his or her covenants pursuant to Section 5.5 of this Agreement, then, unless the Board of Directors of the General Partner, in its sole discretion, determines otherwise, such employee and each of his or her Specified Permitted Transferees, estate or heirs shall each forfeit one hundred percent (100%) of unvested Class B Units, and eighty percent (80%) of the number of vested Class B Units held by such employee and each of his or her Specified Permitted Transferees, estate or heirs on the earlier of (i) the date of such breach and (ii) the date of termination of employment of such employee with the Partnership or an Affiliate of the Partnership.

8.7.2. In the event a Class B Partner’s Class B Units are forfeited pursuant to Section 8.7.1, (i) the number of Class B Units (if not a whole number) to be forfeited shall be determined by rounding to the nearest whole number of Class B Units, (ii) such Class B Partner shall cease to hold such Class B Units, (iii) forfeited Class B Units shall be held in the treasury of the Partnership and thereafter may be awarded pursuant to the 2012 Plan and (iv) the General Partner shall effect the reduction of the number of Units in the books and records of the Partnership. In addition, such Class B Partner shall cooperate with the General Partner to assist in the redemption of an equal number of Class B Shares held by such Class B Partner.

8.8. Power of Attorney.

8.8.1. Each Additional Partner hereby irrevocably constitutes and appoints the General Partner or any Person elected by the Partners to oversee the winding up and dissolution of the Partnership (such Person, a “Liquidator”), and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: (i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (b) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (d) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner, and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Units; and (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Additional Partners hereunder or is consistent with the terms of this Agreement.

8.8.2. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, and it shall survive and not be affected by the subsequent incapacity of any Additional Partner and the Transfer of all or any portion of such Additional Partner’s additional Partnership Interest and shall extend to such Additional Partner’s heirs, successors, assigns and personal representatives. Each such Additional Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Additional Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Additional Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partners’ or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything set forth in this Section 8.7.2, no Additional Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

SECTION 9. DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP.

9.1. Events of Dissolution. The business of the Partnership shall be continued by the General Partner pursuant to this Agreement and no Partner shall be released or relieved of any duty or obligation hereunder; provided, however, that the business of the Partnership shall be terminated, its affairs wound up and its property and assets distributed if any of the following occurs:

(i) the entry of a decree of judicial dissolution under Section 802 of the Act;

(ii) the sale or other disposition of all or substantially all of the assets of the Partnership; or

(iii) the determination by the General Partner that the Company should dissolve; provided that Class B Partners with an aggregate Class B Percentage Interest of at least 75% consent to a dissolution of the Partnership.

9.2. Wind-up of Affairs. As expeditiously as possible following the occurrence of an event giving rise to a termination of the business of the Partnership pursuant to Section 9.1, the General Partner shall wind up the affairs of the Partnership, liquidate the assets of the Partnership, and distribute to the Partners all the proceeds of such liquidation in accordance with Section 9.4.

9.3. Filing of Certificate of Cancellation. If the Partnership is dissolved, the General Partner shall promptly file a Certificate of Cancellation with the office of the Delaware Secretary of State.

9.4. Distributions in Liquidation. Distributions in connection with the liquidation of the Partnership shall be made, after establishing a reserve for any contingent liabilities of the Partnership and after payment of the reasonable expenses incurred in dissolution and termination and payment to creditors of the Partnership (excluding secured creditors whose obligations will be assumed or otherwise Transferred on the liquidation of the Partnership’s property or assets), to the Partners in proportion to their relative positive Capital Account balances, after taking into account all allocations of Net Income and Net Loss in respect of the Fiscal Year of the liquidation, and for all prior periods.

9.5. Claims of the Partners. The Partners shall look solely to the Partnership’s assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Partners shall have no recourse against the Partnership or any Partner or any other Person. No Partner with a negative balance in such Partner’s Capital Account shall have any obligation to the Partnership or to the other Partners or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Partnership or otherwise.

9.6. Termination of Restrictions. Upon the occurrence of an event of dissolution of the Partnership specified in Section 9.1, the restrictions imposed by Section 5.5 shall terminate.

SECTION 10. BOOKS, RECORDS, ACCOUNTING AND CERTAIN OTHER TAX MATTERS.

10.1. Bank Accounts. All funds of the Partnership shall be deposited in a bank account or accounts opened in the Partnership’s name. The General Partner shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

10.2. Books and Records. During the term of existence of the Partnership, the General Partner shall keep or cause to be kept complete and accurate books and records of the Partnership and supporting documentation of the transactions with respect to the conduct of the Partnership’s business. The books and records shall be maintained in accordance with GAAP (provided, however, that unaudited interim statements may be prepared (i) without footnote disclosure and (ii) without normal recurring year-end adjustments as may be required by the Partnership’s independent public accountants to conform to GAAP) and shall be available at the Partnership’s principal office for examination by any Partner or the Partner’s duly authorized representative for any purpose reasonably related to such Partner’s rights as a Partner in the Partnership at any and all reasonable times during normal business hours. The Partnership will maintain the following records, among others, at its principal office:

10.2.1. A current list of the full name and last known business address of each Partner;

10.2.2. A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate has been executed;

10.2.3. Copies of the Partnership’s federal, foreign, state and local tax returns and reports, if any, with respect to which the applicable civil statute of limitations remains open;

10.2.4. Copies of this Agreement including all amendments thereto;

10.2.5. Any financial statements of the Partnership for the seven most recent fiscal years of the Partnership;

10.2.6. A writing or other data compilation from which information can be obtained through retrieval devices into reasonable usable form setting forth the following:

(i) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Partner and which each Partner has agreed to contribute;

(ii) the times at which or events on the happening of which any Additional Capital Contributions agreed to be made by any Partner are to be made; and

(iii) a record of the Capital Account of each Partner.

10.3. Fiscal Year. The fiscal year of the Partnership shall be the twelve months ending December 31. A fiscal quarter shall be a period of three months ending on the last day of the fiscal year and on the last day of March, June and September, respectively. The General Partner may change the fiscal year of the Partnership.

10.4. Reports. The General Partner shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Partnership’s independent public accountants. The Partnership shall make available to the General Partner within thirty (30) days of the end of each month (other than the last month of the Partnership’s fiscal year) the following financial statements:

(i) a balance sheet of the Partnership as of the last day of the month;

(ii) a statement of income or loss of the Partnership for such month and for the entire fiscal year through the end of the month;

(iii) a statement of the Partnership’s cash flow for such month and for the entire fiscal year through the end of the month; and

(iv) a schedule of distributions to the Partners and allocations of Net Income or Net Loss during such month and during the entire fiscal year through the end of such month.

The monthly financial statements provided for above need not be reviewed or audited by the Partnership’s independent public accountants, and may be prepared without footnote disclosure and without normal recurrence of year-end adjustments, but shall be otherwise prepared in accordance with GAAP, applied on a consistent basis.

As soon as practicable after the close of each fiscal year of the Partnership, the Partnership shall cause to be prepared a financial report of the Partnership for such fiscal year, including a balance sheet as of the last day of such fiscal year, a statement of income and loss of the Partnership for the fiscal year and a statement of the Partnership’s cash flow for the fiscal year, and a schedule of distributions to the Partners and allocations of Net Income or Net Loss during the fiscal year. Such balance sheet, statement of income and loss and statement of cash flow shall be prepared in accordance with GAAP applied on a consistent basis and shall be audited in accordance with generally accepted auditing standards by the Partnership’s firm of independent public accountants and the cost thereof shall be borne by the Partnership. Such annual financial reports of the Partnership shall be promptly transmitted to each Partner and each Investor.

10.5. Selection of CPAs. At all times during the term of this Agreement, the Partnership shall retain as its independent public accountants an accounting firm of national standing and reputation which shall be selected by the General Partner.

10.6. Tax Matters.

10.6.1. The General Partner shall serve as the tax matters partner of the Partnership (the “Tax Matters Partner”) within the meaning of Section 6231 of the Code. The Tax Matters Partner shall represent the Partnership on behalf of the Partners in connection with all administrative and judicial proceedings with respect to Partnership affairs involving or resulting from examinations by any and all federal, state or other tax authorities (including examinations by the Internal Revenue Service), and may expend Partnership funds for reasonable professional services and costs in connection therewith as it deems advisable and necessary; provided, however, that, except as otherwise provided in this Agreement or by law, the Tax Matters Partner does not assume any obligations or responsibilities with respect to the foregoing and does not have the authority to bind the other Partners in any such proceedings. Any Partner other than the Tax Matters Partner who wishes to participate in the administrative proceedings at the Partnership level may do so, and any legal, accounting or other expenses incurred by such Partner in connection therewith shall be borne by the Partnership. The Tax Matters Partner shall promptly take such action as may be necessary to cause each Partner to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Partner shall furnish to each Partner a copy of all notices or other written communications received by the Tax Matters Partner from the Internal Revenue Service (except such notices or communications as are sent directly to the Partner by the Internal Revenue Service). The Tax Matters Partner shall give to Partners prompt written notice upon receipt of advice that the Internal Revenue Service or any other taxing authority intends to examine any Partnership tax return or the books and records of the Partnership. The Partnership shall indemnify and hold harmless the Tax Matters Partner from and against any claim, loss, expense, liability, action or damage resulting from its acting or failing to take any action in its capacity as the Tax Matters Partner, provided that any such action or failure to act was not fraudulent, in bad faith, a result of wanton or willful misconduct or gross negligence by such Partner.

10.6.2. Each of the Partners, on the one hand, and the Partnership, on the other hand, agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

10.6.3. As soon as practicable after the close of each fiscal year of the Partnership, the General Partner shall also cause to be prepared and timely file all necessary tax returns for the Partnership for such fiscal year, including IRS Forms K-1 and any corresponding state, local or foreign tax forms to be provided to the Partners. Each tax return and any other statement to be filed by the Partnership with the Internal Revenue Service or any other taxing authority shall be prepared by the accountants (including outside accountants) for the Partnership, whose expenses shall be borne by the Partnership. Draft copies of each such return and statement shall be distributed to the Partners not later than thirty (30) days before the date on which the same is required to be filed, including any extensions of such filing date. The Partnership shall also provide the Partners with any additional information reasonably requested by the Partners for purposes of reporting their share of the Partnership’s income, gain, loss and deductions in the Partners’ own tax returns.

SECTION 11. MISCELLANEOUS TERMS AND CONDITIONS.

11.1. Dispute Resolution. If a dispute arises between the parties in connection with this Agreement or any document or instrument delivered in connection herewith, including an alleged breach of any representation, warranty or covenant herein or therein, or a disagreement regarding the interpretation of any provision hereof or thereof (a “Dispute”), the parties shall use the procedure set forth herein in good faith prior to any party pursuing other available judicial or nonjudicial remedies. A meeting shall be held between the parties within ten (10) business days after any party gives written notice of a Dispute to the other party. The meeting shall be attended by a representative of each party having decision making authority regarding the Dispute to attempt in good faith to negotiate a resolution of the Dispute. If no such resolution is negotiated, the matter shall be resolved by arbitration in New York City before a single arbitrator under JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration; provided, however, that any disputes relating to the matters referred to in Section 7 shall be subject to the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. Notwithstanding the foregoing, the arbitrator shall, to the extent necessary, modify the applicable arbitration rules and procedures to provide for fair and adequate discovery to be permitted by the parties to the Dispute under the circumstances. Such award shall be final and binding upon the parties. If at any time JAMS or the applicable arbitration rules and procedures shall cease to exist, the parties shall negotiate in good faith to provide for appropriate substitutes and make any necessary modifications to this Section 11.1.

11.2. Appraisal. Except as otherwise set forth herein, in the event that a determination of the fair market value of specific assets of the Partnership (which such value is not readily ascertainable) is required for purposes of this Agreement, such value, if not otherwise agreed upon by the Partners, shall be determined by a firm of recognized national standing in appraising that type of assets chosen by the General Partner in its sole discretion. Any valuation made pursuant to this Section 11.2 shall be at the sole expense of the Partnership and shall be submitted to the Partners as promptly as reasonably practicable.

11.3. Public Announcements. The Partners shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transactions contemplated hereby. Any press release or other public statement of any Partner of or relating to this Agreement and/or the business of the Partnership shall be made in accordance with the applicable rules and regulations of any governmental authority which regulates the investment advisory services industry.

11.4. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws applicable therein or other rules that might render such law inapplicable or unavailable.

11.5. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, constitute the entire Agreement among the parties with respect to the subject matter hereof, and they supersede all prior discussions, agreements and understandings among them with respect to such matters.

11.6. Notices. Any notice, demand, election or communication required, permitted or desired to be given hereunder shall be sent by prepaid registered or certified mail, return receipt requested, or by nationally recognized commercial courier service, or by electronic facsimile (but in the latter instance, also by certified or registered US mail, return receipt requested, or by nationally recognized commercial courier service). Notices, demands, elections or communications shall be deemed received on the first to occur of the following: (i) when personally delivered; (ii) when actually delivered by a nationally recognized courier service such as FedEx; or (iii) five (5) business days following the deposit thereof with the US mail, which shall be by certified or registered mail, return receipt requested. Notices, demands, elections or communications sent to any Partners shall be sent to the address given for that Partner on Schedule 3.1, (or to any other address which that Partner may designate to the other Partners and the Partnership by written notice to the Partnership). Notices, demands, elections or communications sent to the Partnership shall be sent to the Partnership’s principal office, Attention: General Partner, with a copy to each of the Partners. Notices, demands, elections or communications sent to any Partners who are, at the time Notice is given. Employees of the Partnership or its Affiliates may be sent by electronic mail to that Partner and will be deemed received when received and opened by the Partner.

11.7. Confidentiality. Each Partner agrees that it will keep confidential and will not disclose or divulge any Client data or information, or any other confidential, proprietary or secret information which such Partner may obtain from the Partnership pursuant to financial statements, reports and other materials submitted by the Partnership to the Partner pursuant to this Agreement, or pursuant to visitation or inspection rights granted under this Agreement or otherwise. Notwithstanding the foregoing, (a) any Partner may disclose such confidential, proprietary or secret information to its officers, directors, members, stockholders or partners and (b) any Partner may disclose confidential, proprietary or secret information to its advisors, provided that in either case the Persons receiving such information agree to abide by the terms of this provision and the Partner disclosing such information shall be liable for a breach of this provision by any such Person to whom the Partner discloses such information.

Notwithstanding the foregoing, the following will not constitute confidential, proprietary or secret information with respect to any Partner for purposes of this Agreement: (i) information that is already in the public domain or later becomes publicly available through no fault of the Partner; (ii) information that is disclosed to the Partner, other than in such Partner’s capacity as a Partner, by a third party who, insofar as it is known to such Partner, is lawfully entitled to disclose it; or (iii) information that is, in the Partner’s good faith judgment, requested or required to be disclosed pursuant to any order, law, rule or regulation applicable to the Partner (provided that the Partner shall provide the Partnership with reasonable prior notice of such potential disclosure so as to allow the Partnership the opportunity to obtain a protective order), or is necessary to defend against or assert a Claim in connection with this Agreement.

11.8. Successors and Assigns. All the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise provided herein with respect to the Transfer of Interests, this Agreement may not be assigned by any of the parties hereto (including by action of law pursuant to merger, consolidation or otherwise) without the prior written consent of the other parties hereto.

11.9. Further Assurances. The Partners will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

11.10. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns, except as provided elsewhere in this Agreement.

11.11. Amendments. The terms and provisions of this Agreement (including, without limitation, any schedule or exhibit hereto) may be modified or amended at any time and from time to time with the written consent of the General Partner and the Partners holding an aggregate Class B Percentage Interest of at least sixty percent (60%), provided that the General Partner may, without the consent of any other Partners, amend or modify this Agreement:

(a) To satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service or any other U.S. federal or state or non-U.S. governmental agency or in any U.S. federal or state or non-U.S. statute, compliance with which the General Partner deems to be in the best interests of the Company;

(b) To make any changes necessary, appropriate or desirable to give effect to the express intentions and provisions of Section 5.7, so long as such changes does not have a material adverse effect or result in a material adverse change to the rights or obligations of the Class B Partners as a whole;

(c) To change the name of the Company; or

(d) To make any other change that is for the benefit of, or not adverse to the interest of, the Class B Partners.

11.11.2. Notwithstanding anything to the contrary in this Section 11.11, no modification of this Agreement shall be made that will materially and adversely affect the rights of a Class B Partner in a manner that discriminates against such Class B Partner in a manner different from the other Class B Members or increases the Capital Contribution obligations of a Class B Partner without the written consent of such Class B Partner.

11.12. Certificates. Each certificate, if any, representing Units in the Partnership shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, DATED AS OF NOVEMBER 13, 2012, AMONG THE PARTNERSHIP AND THE PERSONS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE PARTNERSHIP’S PRINCIPAL OFFICE. THE PARTNERSHIP WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE PARTNERSHIP UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH PARTNERSHIP OPERATING AGREEMENT.

11.13. Construction. Every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any Partner. In particular, the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

11.14. No Waiver. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of default of the same or similar nature.

No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law, except to the extent such rights and remedies are expressly disclaimed or waived by this Agreement.

11.15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts taken together shall constitute one and the same Agreement.

11.16. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a revision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and be binding upon the parties hereto.

11.17. Waiver of Conflict of Interest. The parties hereto acknowledge that Bingham McCutchen LLP has acted as counsel to the Company and one or more of the Partnership’s Control Affiliates, and that Bingham McCutchen LLP may act as counsel to the Partnership or to one or more Control Affiliates in the future. The parties hereto acknowledge that they have been advised to and have had the opportunity to consult with separate counsel in connection with their review of this Agreement and their decision to become Partners of the Partnership. Accordingly, by their signatures on this Agreement, the parties hereto herby waive any conflict of interest resulting from the foregoing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GENERAL PARTNER:

SILVERCREST GP LLC

By:
Name:	G. Moffett Cochran
Title:	Chairman and Chief Executive Officer

SILVERCREST ASSET MANAGEMENT GROUP INC.

By:
Name:	G. Moffett Cochran
Title:	Chairman and Chief Executive Officer

CLASS B PARTNERS:

VULCAN WEALTH MANAGEMENT LLC

By:
Name:	Geoff McKay
Title:	Vice President

Jeffrey C. Allen

Edward F. Appel

Matthew Arpano

Patrick A. Bittner

James J. Bleakley, Jr. Revocable Trust dated
May 15, 2002

By:
Name:	James J. Bleakley, Jr.
Title:	Trustee

Jeremiah M. Bogert

The Margot C. Bogert and
Jeremiah M. Bogert Family Trust

By:
Name:	Jeremiah M. Bogert
Title:	Trustee

Ben Brewster

Brewster 1996 Trust

By:
Name:
Title:

Russell Brown

David J. Campbell

Kim Campione

G. Moffett Cochran

The Moffett Cochran GRAT 2010

By:
Name:	G. Moffett Cochran
Title:	Trustee

The Peyton Cochran Trust

By:
Name:	G. Moffett Cochran
Title:	Trustee

The Lee Cochran Trust

By:
Name:	G. Moffett Cochran
Title:	Trustee

Anthony Fiore

Scott A. Gerard

J. Allen Gray

Hamar Capital Limited

G. David Hamar, Jr.

George David Hamar Trust DDD 2/3/2006 for
Katherine Anne Phelps Hamar

By:
Name:	G. David Hamar, Jr.
Title:	Trustee

G. David Hamar, Jr.

Burnett Hansen

The Linda M. Hartley Revocable Lifetime Trust

By:

Name:	Linda M. Hartley
Title:	Trustee

Robert F. Hill

Richard R. Hough

Investor Records Holdings, LLC

By:
Name:	Benjamin Brewster
Title:

Martin Jaffe

Cathy A. Jameson

Bart A. Johnston

Todd Kanter

Kanter Marathon Holding LLC

By:
Name:	Todd Kanter
Title:	Member

Lanark Holdings LLC

By:
Name:	Benjamin Brewster
Title:	Member

Allen J. Laufer

David B. MacNeil

Sally Megear

Albert S. Messina

Jeremiah Milbank

Stanley H. Reese

Ian W. Smith

Douglas M. Stevenson

John B. Stevenson

David Taylor

Peter Tobeason

Roger W. Vogel

Carter Whisnand

Exhibit A

Exchange Agreement

Exhibit B

Registration Rights Agreement

Schedule 3.1 of Partners as of November 13, 2012

Jeffrey C. Allen

Edward F. Appel

Matthew Arpano

Patrick A. Bittner

James J. Bleakley, Jr. Revocable Trust dated May 15, 2002

Jeremiah M. Bogert

The Margot C. Bogert and Jeremiah M. Bogert Family Trust

Ben Brewster

Brewster 1996 Trust

Russell Brown

David J. Campbell

Kim Campione

G. Moffett Cochran

The Moffett Cochran GRAT 2010, the Peyton Cochran Trust, and the Lee Cochran Trust

Anthony Fiore

Scott A. Gerard

J. Allen Gray

Hamar Capital Limited

George David Hamar Trust DDD 2/3/2006 for Katherine Anne Phelps Hamar

G. David Hamar, Jr.

Burnett Hansen

The Linda M. Hartley Revocable Lifetime Trust

Robert F. Hill

Richard R. Hough

Investor Records Holdings, LLC

Martin Jaffe

Cathy A. Jameson

Bart A. Johnston

Todd Kanter

Kanter Marathon Holding LLC

Lanark Holdings, LLC

Allen J. Laufer

David B. MacNeil

Paul McCrann

Sally Megear

Albert Messina

Jeremiah Milbank

Stanley H. Reese

Ian W. Smith

Douglas M. Stevenson

John B. Stevenson

David Taylor

Peter Tobeason

Roger W. Vogel

Carter Whisnand